September 4, 1998


Pease Oil and Gas Co.
751 Horizon Center, Suite 203
P.O. Box 60219
Grand Junction, CO 81506-8758

Attention: William F. Warnick, Chairman

RE:      Engagement of San Jacinto Securities, Inc.

Dear Sirs:

Representatives of San Jacinto Securities, Inc. ("SJS") and Pease Oil and Gas Co. (the "Company"), have discussed on a confidential basis, the Company's short-term and long-term financial and business objectives, goals and needs and the financial advisory and investment banking services (collectively, "Investment Banking Services") which SJS can provide to the Company. More specifically, the Company has requested that SJS assist the Company in locating a party or parties for the purpose of acquiring the Company or merging with the Company, such party called hereinafter a "Candidate". At this time, neither the Company or SJS can determine the nature or form of any possible transaction or transactions between the Company and a Candidate or Candidates, and, for purposes of this letter (this "Agreement"), any transaction with or between a Candidate will be referred to generically as a "Transaction".

Accordingly, this Agreement will confirm and set forth the following terms and conditions under which SJS will render Investment Banking Services to the Company based on its understanding of the Company's current intentions:

1. Engagement. The Company will engage SJS as its exclusive financial advisor for the purpose of providing Investment Banking Services with respect to a possible transaction between the Company and a Candidate. In addition, during the term of its engagement, SJS will provide such other Investment Banking Services as the officers of the Company may reasonably request. For purposes hereof the term "Company" shall include any subsidiary or affiliate of the Company.

2. General Services. SJS along with the management of the Company will develop a strategy for the Company identifying specific corporate objectives, financial needs and companies or other parties who are Candidates for a Transaction with the Company.

3. Transaction Candidates. After a suitable Candidate has been identified, SJS will assist the Company in evaluating such Candidate and, if requested by the Company, will make contact with appropriate parties regarding such Candidate and assist in negotiations.

4. Compensation. The Company agrees to pay SJS an initial financial advisory fee of $150,000, payable as follows:

         1. $50,000 upon signing of this Agreement;
         2. $50,000 on or before October 1, 1998; and
         3. $50,000 on or before October 20, 1998.

The amount of such fee shall be non-refundable except as provided in paragraph 9 below and shall be credited against the amount of any Transaction fee owing hereunder. In the event the Company enters into a Transaction as contemplated herein with any Candidate during the term hereof, SJS shall be entitled at closing thereof to an amount of cash equal to three and one half percent (3 1/2%) of the total value of such Transaction. For purposes hereof, the total value of the Transaction shall include the value of all cash, securities or other property given by a Candidate or Candidates for assets or securities of the Company. The Company also agrees to reimburse SJS for its reasonable out of pocket expenses.

5. Identification of Transaction Candidates. SJS will identify parties and companies which are Candidates for the Company. Before or within thirty (30) days following the identification of any such Candidate, SJS will confirm the identification of such Candidate by letter to the Company and such Candidate shall be deemed to be an identified Candidate ("Identified Candidate") within the terms of this letter. In the event the Company enters into a Transaction with any Identified Candidate within one (1) year following the expiration of this engagement, SJS will be entitled to a fee determined in accordance with paragraph 4 above.

6. Excepted Candidates. Within three (3) days of the date hereof, the Company may identify in writing to SJS, a list of Candidates which shall be excepted
Candidates under this Agreement. In the event the Company enters into a Transaction with an excepted Candidate during the term hereof, SJS shall not be entitled to a Transaction fee, although SJS will still assist in negotiations with such Candidate and provide Investment Banking Services with respect to the Transaction as requested by the Company.

7. Refinancing. In the event the Company is able to obtain additional financing or refinancing through its own initiative during the term hereof, SJS at the Company's request will assist the Company with respect to such financing but will not be entitled to a Transaction fee.

8. Due Diligence Investigation. From and after the date of execution and delivery of this Agreement, the Company will continue to afford SJS and its agents, attorneys and accountants reasonable access to the business records and properties of the Company and will furnish to SJS all information concerning its business for the purpose of enabling SJS to make such financial, accounting, legal or other investigations deemed necessary or appropriate by SJS.

9. Early Termination of Agreement. This Agreement may be terminated with or without cause by the Company or SJS at any time, without liability or continuing obligation by either party to the other with the exception of fees earned or expenses incurred by SJS; provided, however that if SJS elects to terminate this Agreement it shall refund to the Company a portion of the initial financial advisory fee determined by multiplying $150,000 by the ratio of the number of days the Agreement was in effect to 180 days.

10. Subsequent Agreement. At the time the scope of SJS's investment Banking Services becomes definitive, the Company and SJS may enter into an appropriate agreement in form and substance satisfactory to SJS and the Company. Neither the foregoing sentence nor any such additional agreement shall affect SJS's rights hereunder or the enforceability of this Agreement except to the extent specifically provided herein.

11. Disavowal of Agency. In no event shall SJS or any of its principals or employees be deemed to be an agent or employee of the Company and shall not hold themselves out as such. While SJS may assist the Company in the negotiation of final agreements, the terms and conditions of such final agreements, including all representations, warranties, covenants and conditions to closing, shall be the sole responsibility of the Company, its officers and directors.

12. Confidentiality. Except as otherwise is agreed to by the Company or as is required by law or is necessary to complete its engagement hereunder, SJS will keep confidential all information which is supplied by the Company and which has not previously entered the public domain, and will not use any such information for its own benefit except in connection with the matters undertaken pursuant to the terms of this engagement. At the termination of this agreement, upon the request of the Company, SJS shall return all information, and copies thereof, furnished by the Company.

13. Reliance Upon Information. SJS has and will rely without independent verification on all information supplied by the Company. In addition, SJS may and will rely on public information and information supplied by Candidates without independent verification thereof unless the Company requests such verification.

14. Indemnification. THE COMPANY AGREES TO INDEMNIFY AND HOLD SJS HARMLESS AGAINST AND FROM ANY AND ALL LOSSES, CLAIMS, DAMAGES OR LIABILITIES, JOIN OR SEVERAL, TO WHICH SJS MAY BECOME SUBJECT IN CONNECTION WITH THE TRANSACTIONS REFERRED TO HEREIN UNDER ANY OF THE FEDERAL SECURITIES LAWS, UNDER ANY OTHER STATUTE, AT COMMON LAW OR OTHERWISE, AND TO REIMBURSE SJS FOR ANY LEGAL OR OTHER EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED BY SJS ARISING OUT OF OR IN CONNECTION WITH ANY ACTION OR CLAIM IN CONNECTION THEREWITH, WHETHER OR NOT RESULTING IN ANY LIABILITY; PROVIDED, HOWEVER, THAT THE COMPANY SHALL NOT BE LIABLE IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE OR LIABILITY IS FOUND IN A FINAL JUDGMENT BY A COURT TO HAVE RESULTED FROM SJS'S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH IN PERFORMING SUCH SERVICES. THE INDEMNITY AGREEMENT IN THIS PARAGRAPH SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO THE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS OF SJS AND TO EACH PERSON, IF ANY, WHO MAY BE DEEMED TO CONTROL SJS.

15. Governing Law. This letter and the engagement resulting herefrom shall be governed by and construed under the laws of the State of Texas.

16. Term. This Agreement shall continue in effect for a term of one hundred and eighty (180) days from the date of the Company's acceptance hereof unless earlier terminated under paragraph 9, above ore replaced by a subsequent agreement.

If the foregoing correctly sets forth our understanding, please sign and return the enclosed copy of this Agreement. The second copy is for your files.

                                                 SAN JACINTO SECURITIES, INC.



                                                by____________________________
                                                Kenneth R. Etheredge, President

Accepted and Agreed to this _____ day of __________________, 1998.

PEASE OIL AND GAS CO.



by______________________________